UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2015, Quicksilver Resources Inc. (the “Company”) awarded retention cash bonuses to certain of the Company’s named executive officers in the following amounts: Vanessa LaGatta, SVP, CFO and Treasurer, $500,000; Stan Page, SVP - U.S. Operations, $406,875; David Rushford, SVP - COO of QRCI, C$315,900; and Anne Self, VP - Human Resources, $84,375. The awards are subject to clawback if the individual ceases to be an employee of the Company or its subsidiaries prior to February 27, 2016 (for Mr. Rushford and Ms. Self) and August 27, 2016 (for Ms. LaGatta and Mr. Page), unless (a) there has been a Change in Control (as defined in the Company’s Amended and Restated Change in Control Retention Incentive Plan as of the date hereof) on or prior to the date of his or her termination of employment; or (b) his or her employment is terminated by the Company or one of its subsidiaries (i) without cause, subject to his or her execution and non-revocation of a release agreement satisfactory to the Company or (ii) due to disability or death. None of these officers will receive a bonus with respect to 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Vanessa Gomez LaGatta
Vanessa Gomez LaGatta
Senior Vice President – Chief Financial Officer and Treasurer

Date: February 27, 2015